Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Acer Therapeutics Inc. of our report dated March 7, 2019 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Acer Therapeutics Inc. for the year ended December 31, 2019.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts
March 18, 2020